Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Community Healthcare Trust Incorporated

Franklin, Tennessee

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-8 of our reports dated February 15, 2022, relating to the consolidated financial statements and financial statement schedules and the effectiveness of Community Healthcare Trust Incorporated’s internal control over financial reporting, of Community Healthcare Trust Incorporated appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.

/s/ BDO USA, LLP

Nashville, Tennessee

May 5, 2022